UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2016

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 25, 2016, Spartan Motors, Inc. (the "Company") held its 2016 Annual Meeting of Shareholders, at which meeting 31,857,097 of the 34,257,998 shares outstanding and entitled to vote as of the March 28, 2016 record date were present and voted in person or by proxy.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company's Proxy Statement dated as of, and filed with the Securities and Exchange Commission (“SEC”) on, April 8, 2016.  Each of proposals 1, 2, 3, 4 and 5 were approved by the Company’s shareholders. The voting results are as follows:

Proposal 1, Election to the Company’s Board of Directors for three year terms expiring at the Annual Meeting of Shareholders to be held in 2019:

Nominee	For	Withheld	Broker Non-Votes
Ronald Harbour	22,500,858	2,944,962	6,411,277
Richard F. Dauch	21,758,278	3,687,542	6,411,277
James A. Sharman	24,936,840	508,980	6,411,277

Proposal 2, Approval of the Spartan Motors, Inc. Stock Incentive Plan of 2016:

For	Against	Abstain	Broker Non-Votes
24,464,106	939,293	42,421	6,411,277

Proposal 3, Approval of Leadership Team Compensation Plan:

For	Against	Abstain	Broker Non-Votes
24,736,211	665,399	44,210	6,411,277

Proposal 4, Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstain
30,485,869	1,223,861	147,367

Proposal 5, Advisory vote on the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
24,274,885	688,707	482,228	6,411,277

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: May 26, 2016	/s/ Frederick J. Sohm
By: Frederick J. Sohm
Its: Chief Financial Officer

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